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                                                                  EXHIBIT 10.6




                               LICENSE AGREEMENT


         This License Agreement (this "Agreement"), effective as of February 1, 1998, is made and entered into by and between AMRESCO, INC., a Delaware corporation ("Licensor"), and AMRESCO Capital Trust, a Texas real estate investment trust ("Licensee").

                                   ARTICLE 1
                                  DEFINITIONS

         1.1 "Intellectual Property" means "AMRESCO" the registered mark of Licensor (Registration Number 1,757,736) and the unregistered trademark of Licensor, a likeness of which is set forth on Exhibit "A" hereto.

         1.2 "Management Agreement" means the Management Agreement to be entered into on the date hereof between Licensee and AMREIT Managers, L.P., a Delaware limited partnership and a subsidiary of Licensor.

                                   ARTICLE 2
                                 LICENSE GRANT

         Licensor hereby grants to Licensee, subject to the terms and conditions of this Agreement, a non-exclusive, royalty-free, non-transferrable right and license to use the Intellectual Property in connection with the conduct of the business of Licensee, as described in Licensee's Registration Statement on Form S-11, including all amendments thereto, as filed with the Securities and Exchange Commission.

                                   ARTICLE 3
                LIMITATIONS ON THE USE OF INTELLECTUAL PROPERTY

         3.1 Licensee agrees not to use the Intellectual Property except as specifically authorized by this Agreement.

         3.2 All use of the Intellectual Property by Licensee under this Agreement shall be deemed to be used by Licensor and shall accrue to the benefit of Licensor.

         3.3 Licensee agrees to comply with all laws pertaining to the Intellectual Property. This provision includes compliance with marking requirements.

         3.4 Licensee shall not, either during the term of this Agreement or thereafter, use any trademark or tradename confusingly similar to the Intellectual Property.
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                                   ARTICLE 4
                                QUALITY CONTROLS

         4.1 Licensee agrees to deliver samples of all materials which bear the Intellectual Property to Licensor for Licensor's approval and acceptance prior to the use of such materials by Licensee. Licensor has 5 business days to approve in writing the submitted materials. If Licensor has not notified Licensee of its disapproval in writing within 5 business days, such materials will be automatically assumed to have been approved by Licensor.

         4.2 Licensee agrees not to alter, change, modify or supplement any materials bearing the Intellectual Property without Licensor's prior written consent.

         4.3 Licensee acknowledges that the Intellectual Property is of substantial value to Licensor and Licensee will fully comply with the specifications, directions, and standards of quality imposed by Licensor from time to time to preserve, maintain and enhance the reputation and goodwill in the Intellectual Property developed by Licensor and its affiliates. Licensee shall ensure that all materials on which the Intellectual Property is used or associated therewith will meet all specifications, directions, and standards of quality imposed by Licensor and will satisfy in performance, quality, construction and use the reasonable requirements of Licensor and shall, upon notice from Licensor, give Licensor or its authorized representative, free access at any reasonable time to the premises of Licensee for the purpose of ensuring that Licensee is observing these obligations.

         4.4 Should Licensor notify Licensee that any use of the Intellectual Property fails to comply with Licensor's specifications, directions or standards of quality for such use, Licensee shall promptly proceed to correct any defects in accordance with instructions from Licensor. Failure to correct such defects will result in the termination of this Agreement.

         4.5 All use of the Intellectual Property by Licensee and its affiliates shall conform with proper practices, as applicable. Licensee shall take all reasonable actions to assist Licensor in protecting the Intellectual Property.

         4.6 Licensee shall use the Intellectual Property in the form stipulated by Licensor and shall observe any reasonable directions given by Licensor as to colors and sizes of the representations of the Intellectual Property and their manner and disposition.

         4.7 All material on or in relation to which Licensee proposes to use the Intellectual Property shall bear a legible statement that identifies Licensor as the owner of the Intellectual Property.

         4.8 Licensee shall not associate any of the Intellectual Property with any unauthorized trademark or tradename.




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                                   ARTICLE 5
                       OWNERSHIP OF INTELLECTUAL PROPERTY

         5.1 Licensee acknowledges that Licensor owns all right, title and interest in and to the Intellectual Property and any registrations that have issued or may issue thereon. Licensee agrees that it will not take, directly or indirectly, any action which Licensee knows, or has reasonable cause to believe, might weaken any of the Intellectual Property, impair any rights of Licensor in and to such Intellectual Property, or create any rights adverse to those of Licensor in the Intellectual Property.

         5.2 Licensee undertakes not to do or permit to be done any act which Licensee knows, or has reasonable cause to believe, would or might jeopardize Licensor's rights in any Intellectual Property or registrations thereof or which might prejudice the right or title of Licensor to any of the Intellectual Property.

         5.3 Licensee will not make any representation or do any act which may be taken to indicate that it has any right, title or interest in or to the ownership or use of any of the Intellectual Property except as specifically allowed in this Agreement and Licensee acknowledges that nothing contained in this Agreement shall give Licensee any right, title or interest in or to the Intellectual Property save as granted hereby.

         5.4 All rights in the Intellectual Property, other than those specifically granted herein, are reserved by Licensor for its own use and benefit.

         5.5 Licensee shall cooperate with Licensor, including providing any necessary samples, specimens, or affidavits of use, as required by Licensor to secure, establish, maintain, and enforce Licensor's right and title in the Intellectual Property. Licensor has the sole authority to register the Intellectual Property.

                                   ARTICLE 6
                                  INFRINGEMENT

         6.1 Licensee shall, as soon as it becomes aware thereof, give Licensor in writing full particulars of any use or proposed use by any other person, firm or company of a tradename, trademark or trade dress of goods or mode of promotion or advertising which amounts or might amount either to infringement of Licensor's rights in relation to any of the Intellectual Property.

         6.2 If Licensee becomes aware that any other person, firm or company alleges that any of the Intellectual Property is invalid or that use of the Intellectual Property is otherwise attacked or attackable, Licensee shall immediately give Licensor full particulars in writing thereof and shall make no comment or admission to any third party in respect thereof.

         6.3 Upon notification of Licensor of such infringement or misappropriation, Licensor and Licensee shall take counsel together on the action to be taken against the infringing third party. Such action may be brought either jointly by Licensor and Licensee in which case the expenses, benefits, or damages resulting therefrom shall be equally shared between the parties; or by Licensee, who shall bear the expenses and risks or collect the damages due, if any, if such action is taken by Licensee singly with the prior approval of Licensor.





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         6.4     The parties shall cooperate fully with each other and perform such acts or execute such documents as one party may request of the other party to assist the requesting party in any suit or legal proceedings to protect the Intellectual Property.

         6.5 Licensee may not settle any suit or action without the written consent of Licensor.

                                   ARTICLE 7
                              TERM AND TERMINATION

         7.1 This Agreement may be terminated by Licensor, in its sole discretion, at any time following the termination of the Management Agreement.

         7.2 In the event of any breach or default by Licensee in any of the terms and conditions of this Agreement or the Management Agreements, Licensor may terminate this Agreement by giving written notice of such termination to Licensee.

         7.3 In the event of default or termination of this Agreement, Licensee shall cease and desist from all use of the Intellectual Property in any way without the written consent of Licensor, and, within 90 days of such termination, Licensee will deliver to Licensor, or its duly authorized representatives, all materials upon which the Intellectual Property appears, and furthermore, Licensee will not at any time adopt or use without Licensor's prior consent, any word or mark which is similar to or likely to be confused with any of the Intellectual Property.

         7.4 Licensor may terminate this Agreement if Licensee becomes insolvent, has a receiver appointed over the whole or any part of its assets, enters into any debt reorganization with its creditors, or declares bankruptcy, by giving notice to Licensee of its intention to terminate. In any of the foregoing events, such terminations shall be effective immediately upon notice.

         7.5 In the event of termination of this Agreement, Licensee agrees to abide by all obligations which, from the context hereof, are intended to survive the termination of this Agreement, including but not limited to Article 5, Article 6, Article 7, Article 8 and Article 9.

         7.6 Should this Agreement be terminated for any reason, Licensee shall not be able to claim from Licensor any damages or compensation for losses or expenses incurred or lost profits.

                                   ARTICLE 8
                               GENERAL PROVISIONS

         8.1 Licensor assumes no liability to Licensee or to any third parties with respect to any claim based on the sale, alleged defects in, or use of goods or services provided by Licensee in association with the Intellectual Property.

         8.2 This Agreement is entered in connection with, and as a condition to, Licensee entering into the Management Agreement. This Agreement sets forth the





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entire agreement of the parties with respect to the subject matter hereof and supersedes all previous representations, agreements, understandings or negotiations, oral or written, with respect to the subject matter herein.

         8.3 If any of the provisions of this Agreement are determined to be invalid or unenforceable, such invalidity or unenforceability will not invalidate or render unenforceable the remainder of this Agreement, but rather the entire agreement will be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the parties hereto shall be construed and enforced accordingly. The parties hereto acknowledge that if any provision of this Agreement is determined to be invalid or unenforceable, it is their desire and intention that such provision be reformed and construed in such manner that it will, to the maximum practicable, be deemed to be valid and enforceable.

         8.4 Licensee shall not assign or delegate any rights or obligations under this Agreement without the prior written consent of Licensor.

         8.5 No modification, addition to, or amendment of this Agreement shall be binding upon a party unless made in writing and signed by an authorized representative of both parties.

         8.6 The waiver by Licensor of any breach of this Agreement by Licensee shall not be effective unless in writing and no such waiver shall operate or be construed as a waiver of the same or any other existing or future breach.

         8.7 This Agreement will be governed by, construed and enforced in accordance with the laws of the State of Texas.

                                   ARTICLE 9
                                    NOTICES

         Any notices required or permitted to be given under this Agreement shall be deemed sufficiently given if hand delivered with receipt acknowledged, or mailed by certified or registered mail, postage prepaid, or mailed by an internationally recognized overnight delivery service addressed to the party to be notified at its address shown below, or to such other person or at such other address as may be furnished in writing to the other party hereto.

                 (a)      If to Licensor:  AMRESCO, INC.
                                           Attn:  General Counsel
                                           700 North Pearl Street
                                           Suite 2400, LB 342
                                           Dallas, Texas  75201
                                           (214) 953-7700

                 (b)      If to Licensee:  AMRESCO Capital Trust
                                           Attn:  General Counsel
                                           700 North Pearl Street
                                           Suite 2400, LB 342
                                           Dallas, Texas  75201
                                           (214) 953-7700





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         IN WITNESS WHEREOF, the undersigned have caused their duly authorized representatives to execute this Agreement in the capacity shown below.

                                     LICENSOR:

                                     AMRESCO, INC.


                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------



                                     LICENSEE:

                                     AMRESCO CAPITAL TRUST



                                     By:
                                        ---------------------------------------
                                     Name:
                                            -----------------------------------
                                     Title:
                                             ----------------------------------




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